Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Good Times Restaurants, Inc. of our report dated December 27, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Good Times Restaurants, Inc. for the year ended September 30, 2013.

We also consent to the reference to our firm under the captions “Experts” in the Prospectus, which is part of this Registration Statement.

Hein & Associates LLP

Denver, Colorado
September 5, 2014